FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com

Naturally Advanced Technologies Names Scott Staff to its Board of Directors

Victoria, B.C. and Portland, Ore. - February 7, 2012 - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT), which produces and markets CRAiLAR(R) natural fibers, announced today the appointment of Scott Staff, 46, as a new member of its Board of Directors, bringing the total membership of the Board to nine.

Mr. Staff serves as the Director of Business Development for Perkins Coie, an international law firm with 18 offices and more than 800 lawyers. He leads the firm's business development strategy, and oversees its client service interview, client service and industry teams programs. Mr. Staff joined Perkins Coie in 2004 and currently works out of the Seattle office.

Mr. Staff is on the boards of advisors of DNA Response Inc. and Rouxbe Video Technologies. He regularly volunteers in youth sports and education as both a fundraiser and coach.

Mr. Staff earned his BA from Lewis and Clark College in 1987 and graduated from Lewis and Clark Law School in 1991. He served in senior administrative positions at the law school after graduation, including assistant dean for development and external relations. In 1997, Mr. Staff was appointed vice-president for college relations for Lewis and Clark College.

"Scott is a uniquely talented individual who has the intelligence and passion to make a lasting impact upon the people and companies he interacts with, so he will fit right in," said Ken Barker, CEO of NAT. "We are excited about what his professional and personal experience brings to our Board as we move toward commercialization of CRAiLAR Flax fiber through some of the world's largest brands."

"I am honored to be appointed to the NAT Board of Directors. I have known Ken Barker for several years and am impressed with his vision for NAT and the quality team he has assembled to execute that vision. NAT is poised to commercialize its technology in several exciting ways."

At the time of his appointment, Mr. Staff was issued 25,000 options in the company at OTCBB $1.91.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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